Exhibit (o)(v)

POWER OF ATTORNEY

The undersigned officer of Perpetual Americas Funds Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitutes and appoints each of Jonathan Weitz and Troy Sheets, and each of them singly, with full powers of substitution and resubstitution, his true and lawful attorney, with full power to him or her to sign for him, and in his name and in the capacity indicated below with respect to the Trust, the following:

1.

any one or more Registration Statements on Form N-1A in connection with the registration of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of a Fund’s shares of beneficial interest under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to any such Registration Statement and any and all supplements or other instruments in connection therewith; and

2.

any other document, report, or other information that the Trust may be required to file with the Securities and Exchange Commission and/or the securities regulators of any state or U.S. territory from time to time, including but not limited to Form N-PX and Form N-CSR, and any and all amendments or other instruments in connection therewith;

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and U.S. territories, and generally to do all such things in his name and on his behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, and all related requirements of the Securities and Exchange Commission and of the appropriate state and U.S. territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Dated as of

/s/ Andrew Jolin Andrew Jolin	Secretary	January 25, 2024